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                                                                   Exhibit 10.18

                         EXECUTIVE EMPLOYMENT AGREEMENT
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This Executive Employment Agreement ("Agreement") is made and entered into this
16th day of December, 1998, by and between Centene Management Corporation a Wisconsin corporation ("Company"), and Mary O'Hara ("Executive").

Preliminary Statement
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The Company has determined that it is in the best interests of the Company to retain Executive's services, experience and loyalty, and Executive wishes to provide her services and experience and devote her loyalty to the Company on the following terms and conditions.

Terms and Conditions
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In consideration of the premises and the mutual promises and covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:

Section 1.     Definitions. For purposes of this Agreement, the following terms
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shall have the following meanings:

       (a) "Anniversary Date" means December 16, 1998, and each following December 16th during the Employment Term.

       (b) "Annual Salary" means the salary payable to Executive pursuant to
       Section 4(a).

       (c) "Board" means the Company's Board of Directors.

       (d) "CMC" means Centene Management Corporation, a Wisconsin corporation.

       (e) "Employment Term" means the period beginning December 16, 1998 and ending December 16, 1999 (the "Initial Term"), and thereafter extending automatically from year-to-year (in each case, an "Annual Renewal Term") until the date on which this Agreement is terminated pursuant to Section 5, or by the Company as of the expiration of the Initial Term or any such Annual Renewal Term upon not less than thirty (30) days prior written notice to Executive.

       (f) "Effective Date" means December 16 1998.

       (g) "Permanent Disability" or "Permanently Disabled" refers to permanent disability within the meaning of the Company's disability insurance policy in effect at the time of the illness or injury causing the disability or, if no disability policy is then in effect, in accordance with the Company's disability policy last in effect.

       (h) "Resignation Date" means the date on which Executive terminates employment with the Company as a result of her resignation.

       (i) "Termination Date" means the date on which Executive's employment with the Company terminates as a result of action taken by the President and not as a result of Executive's resignation from employment.

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       (j) "For Cause" refers to termination of Executive's employment with the
       Company by the Board because of: (a) any intentional, wanton, or reckless act or omission that constitutes a material breach by Executive of her obligations hereunder, (b) engaging in conduct that has caused demonstrable and serious injury to the Company or the public image or reputation of the Company, monetary or otherwise, (c) Executive's perpetration of an act of fraud or embezzlement against the Company or
       (d) Executive's commission of a felony.

Section 2.     Employment and Duties.
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       (a)     Executive shall serve as Vice President and Chief Contracting
       Officer and shall perform such duties, consistent with such position, to the best of her abilities, as are assigned to her from time to time by the President & CEO. Throughout the Employment Term, Executive shall (i) devote substantially all of her working hours to her duties under this Agreement; (ii) faithfully and loyally serve the Company and promote its best interests; and (iii) carry out the lawful and reasonable directions and instructions given to her by her Supervisor and duties for which Executive is responsible under this Agreement and under the by-laws of the Company.

       (b)     Exclusive Employment. Except as otherwise provided herein,
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       Executive shall not render services, to any other person or organization without her Supervisor's prior written consent and shall not engage in any activity that would interfere significantly with the faithful performance of her duties thereunder. Executive may perform minor services for which she does not receive compensation, provided that the activity does not conflict with the provisions of Subsection 2.

Section 3.     Employment Term. Executive's employment shall continue for the
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Employment Term.

Section 4.     Compensation and Other Benefits. The Company shall pay and
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provide the following compensation and other benefits to Executive as compensation for services rendered under this Agreement:

       (a) Annual Salary. During the Employment Term, the Company shall pay
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       Executive, in accordance with its then prevailing payroll practices, an
       Annual Salary of Two Hundred Thousand Dollars ($200,000), less applicable payroll deductions. Annual Salary may be increased from time to time as directed by the President.

       (b) Executive Benefit Plans. During the Employment Term, Executive shall
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       be and shall remain eligible to participate in all benefit plans maintained by the Company for the benefit of all executive employees and shall be subject to their terms and conditions.

       (c) Vacation Leave. During the Employment Term, Executive shall be
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       entitled to a number of vacation days as established in the standard company policy. Executive shall accrue and receive full compensation and applicable benefits during her vacation leave periods. Vacation leave shall be taken at such times as do not have an adverse effect on the operations or transactions of the Company or otherwise as Executive and the Supervisor shall agree.

       (d) Bonus Plan. The annual target bonus is 30% of base salary with
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       potential to exceed that when the company exceeds its Annual Operating
       Plan criteria. This award is at the discretion of the Board of Directors. The Bonus Plan may be adjusted from time to time as directed by the President.

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Section 5.     Termination of Employment.
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       (a) Termination for Cause. If, prior to the expiration of the Employment
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       Term, the Company terminates Executive's employment For Cause, or if
       Executive resigns from her employment pursuant to Subsection 5(b), Executive shall be entitled to payment of that portion of her Annual Salary earned through and including the Termination Date or the Resignation Date at the rate of Annual Salary in effect at that time.

       (b) Resignation. Executive may resign from her employment with the
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       Company at any time by providing written notice of her resignation to the
       Board at least thirty (30) days before the Resignation Date, in which case she shall be entitled to compensation as provided in Subsection
       5(a).

       (c) Death. If Executive dies before the expiration of the Employment
           -----
       Term, or Executive is entitled to receive payments from the Company pursuant to Section 5(a) at the time of her death, Executive's estate or personal representative shall be entitled to receive that portion of the Annual Salary, at the rate in effect at Executive's death, that Executive earned through and including the date of Executive's death.

       (d) Disability. If Executive becomes Permanently Disabled, the Board may
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       terminate Executive's employment by providing written notice to Executive at least 72 hours before the Termination Date. If Executive resigns from employment with the Company as a result of a Permanent Disability, or the Company terminates Executive's employment as a result of a Permanent Disability, Executive shall be entitled to receive that portion of her Annual Salary, at the rate in effect at the time she became Permanently Disabled, that she earned through and including the Termination Date or Resignation Date, as applicable; provided, however, the amount due and payable for the period on and after the date on which Executive became Permanently Disabled shall not be less than the portion of the Annual Salary that would have been paid to her if she had continued in the Company's employment for the 180 day period following the date on which she became Permanently Disabled.

       (e) Compensation Following Termination. If the Company terminates
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       Executive's employment before the end of the Employment Term other than
       For Cause, the Company shall pay Executive, in addition to any other amounts due or benefits pursuant to this Agreement as of the Termination Date, an amount equal to her Annual Salary paid in accordance with the then current payroll practices. In such case, if Executive has met plan requirements for participation in health, dental and Basic Life insurance plans, Company shall pay for twelve (12) of the eighteen (18) months health, dental and Basic Life insurance continuation coverage to which Executive is entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, Public Law 99-272, Title X (COBRA).

Section 6.     Non-Disclosure; Non-Competition; Work Product; Records.
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       (a) Confidential Information. Except as required in Executive's duties to
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       the Company, Executive will not disclose or divulge to any person, entity, firm or company, or use for Executive's benefit or the benefit of any other person, entity, firm or company, directly or indirectly, as the same may exist during the term of Executive's employment by the Company or at the date of such termination, any knowledge, information, business methods, techniques,

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     devices, customer lists, supplier lists, business plans, software, programs or other data of the Company, without regard to whether all of the foregoing matters will be otherwise deemed confidential, material or important, the parties stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of the Company unless available in the public domain.

     (b) Work Product. Executive acknowledges that any inventions, discoveries,
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     improvements, formulations and specifications conceived by Executive, alone or with others, during the term of this Agreement ("Work Product") and all data, software, programs, models, reports, records, files, customer and supplier lists, correspondence, financial statements, business plans and projections, invoices, statements, and other physical and electronic embodiments of information relating to the business of the Company or the Company's affiliates ("Records"), shall be the sole property of the respective entity and available to the Company or such other entity at all times. Executive agrees to convey all Work Product to the Company or such other entity at any time and from time to time upon the request of the Company and to assist the Company or such other entity, at its expense, in filing, recording, obtaining, defending and protecting any patents, copyrights or other intellectual property rights related thereto, as requested by the Company or such other entity. Upon the termination of Executive's employment by the Company, for any reason, Executive will convey and deliver all Records to the Company and not retain any copies thereof.

     (c) Restrictive Covenants. During the term of Executive's employment with
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     the Company and thereafter for a period of one (1) years, Executive covenants and agrees that except in the performance of Executive's duties and responsibilities to the Company under this Agreement, Executive will not, in any manner, either personally or as an employee, partner, associate, member, officer, manager, agent, owner shareholder (except as the holder of not more than one percent (1%) of the outstanding shares of a corporation whose stock is listed on any national or regional securities exchange or reported by the National Association of Securities Dealers Automated Quotations System or any successor thereto), consultant, adviser, or otherwise, so by means of any corporate or other entity or devices:

               (i) Engage in any health maintenance organization, Medicaid reimbursement or related business in the same geographic area which is competitive with any business being conducted by the Company or any affiliate of the Company or as to which the Company or any affiliate of the company has made definitive plans to engage (as any such plans may exist as of the date of termination of Executive's employment in the event of any such termination); or

               (ii) Solicit divert or take away any customer, supplier, or employee of the Company (as existing as of the date of termination of Executive's employment in the event of such termination), or employ, or participate in the employment process of, through any other person or entity, any person who is, or has been within one year prior to the date of such employment, an employee of the company.

               It is the intention of the parties to restrict the activities of Executive under this section only to extent necessary for the protection of the business interests of the Company, and the parties specifically covenant and agree that should any of the provisions set forth herein, under any set of circumstances, be determined by a court having

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           jurisdiction to be too broad for that purpose or invalid or unenforceable for any reason, such provisions shall be so interpreted and applied by the court in such a narrow sense as shall be necessary to make the same valid and enforceable to the maximum extent possible, consistent with the intent of the parties expressed in the Agreement, and that such determination shall not affect the enforcement of this section in any other jurisdiction.

           The covenants and agreements of Executive contained in this section shall be construed as independent of any other provision of this Agreement and given for valuable independent consideration, and the existence of any defense, claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.

Section 7. Nonassignability. Binding Agreement.
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     (a) By Executive. Executive shall not assign or delegate this Agreement or
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     any right, duty, obligation or interest under this Agreement without the
     Company's prior written consent; provided, however, that nothing shall preclude Executive from designating beneficiaries to receive compensation and/or benefits payable under this Agreement upon her death.

     (b) By the Company. The Company may assign, delegate or transfer this
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     Agreement and all of the Company's rights and obligations under this
     Agreement to any of its affiliates or subsidiaries or to any business entity that by merger, consolidation or otherwise acquires all or substantially all of the assets of the Company or to which the Company transfers all or substantially all of its assets. Upon any such assignment, delegation or transfer, any affiliate, subsidiary or business entity related to the Company shall be deemed to be substituted for the Company for all purposes of this Agreement.

     (c) Binding Effect. Except as limited under Section 6(a) and Section 6(b),
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     this Agreement shall be binding upon and inure to the benefit of the parties, any successors to or assigns of the Company, and Executive's heirs and the personal representatives or executor of Executive's estate.

Section 8. Severability. If a court of competent jurisdiction makes a final
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determination that any term or provision of this Agreement is invalid or unenforceable, and all rights to appeal the determination have been exhausted or the period of time during which any appeal of the determination may be perfected has been exhausted, the remaining terms and provisions shall be unimpaired and the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that most closely approximates the intention of the parties with respect to the invalid or unenforceable term or provision, as evidenced by the remaining valid and enforceable terms and conditions of this Agreement.

Section 9. Amendment. This Agreement may not be modified, amended, or waived in
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any manner, except by an instrument in writing signed by both parties to this
Agreement; provided, however, that the Board shall have previously approved the Company's agreement to any modification, amendment or waiver.

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Section 10. Waiver.  The waiver by either party of compliance by the other party
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with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement (whether or not similar), or a continuing waiver or a waiver of any subsequent breach by a party of a provision of this Agreement. Performance by either of the parties of any act not required of it under the terms and conditions of this Agreement shall not constitute a waiver of the limitations on its obligations under this Agreement, and no performance shall stop that party from asserting those limitations as to any further or future performance of its obligations.

Section 11. Governing Law. The laws of the State of Missouri shall govern the
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validity, performance, enforcement, interpretation and any other aspect of this
Agreement.

Section 12. Notices. All notices required or desired to be given under this
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Agreement shall be in writing and shall be deemed to have been given if delivered: (i) in person and received for by the party to whom the notice is directed; (ii) mailed by Express, certified or registered United States mail, postage prepaid, not later than the day upon which the notice is required to be given pursuant to this Agreement; or (iii) sent by next business day courier, shipping prepaid, and addressed as follows:

     (a) If to the Company to: Centene Management Corporation, Michael F. Neidorff, 7711 Carondelet Avenue, Suite 600, St. Louis, Missouri 63105.

     (b) If to Executive, to such address for Executive as is last shown on the payroll records of the Company.

Either party may, by giving written notice to the other party, change the address to which notice shall then be sent.

Section 13. Prior Agreements. This Agreement is a complete and total integration
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of the understanding of the parties. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, writings and discussions with respect to the subject matter of this Agreement, and all prior negotiations, commitments, agreements, writings and discussions will have no force or effect. The parties to any other negotiation, commitment, agreement, writing or discussion will have no further rights or obligations thereunder to the extent it relates to the subject matter of this Agreement.

Section 14. Headlines. The headings of the Sections of this Agreement are
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inserted for convenience only and shall not be deemed to constitute part of this
Agreement or to affect the construction of this Agreement.

Section 15. Counterparts. This Agreement may be executed in one or more
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counterparts, each of which for all purposes shall be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one counterpart signed by the party against which enforceability is sought needs to be produced to evidence the existence of this Agreement.

The parties have executed this Agreement on the date first written above.

Centene Management Corporation


By: /s/ Michael Neidorff                By: /s/ Mary O'Hara
   --------------------------              ----------------------------
President & CEO                         Mary O'Hara, Executive

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